FORM OF VALHI, INC. GUARANTY
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          Valhi, Inc., a Delaware corporation ("Guarantor"), in order to induce
ROGUE RESOURCES LLC, an Oregon limited liability company (the "Buyer") to enter
into an Asset Purchase Agreement dated as of October   , 1996 (the "Agreement")
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by and among Buyer and Medite Corporation, a Delaware corporation and a subsidiary of Guarantor (the "Seller"), hereby unconditionally and irrevocably guarantees to Buyer the full and timely performance by Seller of all of the obligations set forth in Section 8 of the Agreement on Seller's part to be performed, provided however, that Guarantor shall have no obligation to perform any of Seller's obligations unless and until (i) Seller shall have defaulted in the performance of such obligations and such default is continuing without cure on the part of Seller; and (ii) Buyer shall have given Guarantor thirty (30) day's notice of such default on the part of Seller.

          Guarantor hereby expressly waives (1) notice of acceptance of this guaranty and (2) any other notice given to Seller in accordance with the provisions of the Agreement on any default under the Agreement or otherwise, except as provided in the first paragraph of this Guaranty. Guarantor hereby authorizes Buyer to forbear with respect to, amend, modify, enlarge, extend, compromise and discharge any or all of the obligations of Seller under the Agreement without notice to or consent by Guarantor. Guarantor acknowledges and agrees that its liability under this guaranty is joint and several with Seller and, upon any continuing default by Seller, Buyer shall not be obligated to first attempt enforcement against Seller but shall only be obligated to give the notice provided in the first paragraph of this Guaranty. Guarantor hereby waives any and all defenses to enforcement of this guaranty, now existing or hereafter arising, which may be available to guarantors, sureties and other secondary parties at law or in equity.

          Guarantor represents and warrants to Buyer that (a) all necessary corporate action has been duly taken by it to authorize the execution, delivery and performance by it of this guaranty, (b) this guaranty is being executed on Guarantor's behalf by a duly authorized representative, and (c) this guaranty is the legally valid and binding obligation of Guarantor enforceable in accordance with its terms.

          Guarantor agrees to pay all reasonable costs and expenses, including reasonable attorney fees and related costs, incurred by Buyer in enforcing Guarantor s liability to Buyer under this guaranty whether or not a civil action or similar proceeding (including claims and proceedings in and before the bankruptcy court or arbitrators) is filed, prosecuted or appealed. If an action or proceeding is filed, prosecuted or appealed, the reasonableness of such attorney fees shall be determined by the trial judge and if, appealed, by the appellate court.


          This guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by Buyer and its successors and assigns.

Dated as of October    , 1996.
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                              VALHI, INC., a Delaware corporation

                              By:
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                              Name:
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